      As filed with the Securities and Exchange Commission on April 3, 2002
                            Registration No. 333-63162

                            ___________________________

                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC 20549

                           POST-EFFECTIVE AMENDMENT NO.1
                                        TO
                                     FORM S-2
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
                                   _____________

                               MEDIX RESOURCES, INC.
              (Exact Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------------------

                   Colorado                                     84-1123311
        (State or Other Jurisdiction of                      (I.R.S. Employer
        Incorporation or Organization)                    Identification Number)
-------------------------------------------------------------------------------------------

                               The Graybar Building
                          420 Lexington Ave., Suite 1830
                             New York, New York 10170
                                  (212) 697-2509
               (Address, Including Zip Code, and Telephone Number, Including
                  Area Code, of Registrant's Principal Executive Offices)

                               Lyle B. Stewart, Esq.
                               Lyle B. Stewart, P.C.
                               3751 S. Quebec Street
                                 Denver, CO 80237
                                  (303) 267-0920
                 (Name, Address, Including Zip Code, and Telephone Number,
                        Including Area Code, of Agent for Service)
                                 _________________

                         Approximate  date of  commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

          If any of the securities  being registered on this form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of
1933,  other than  securities  offered only in connection with dividend or interest
reinvestment plans, check the following box: |X|

The Registrant hereby amends this  Registration  Statement on such date or dates as may be  necessary to delay its  effective  date until the  Registrant  shall file a further  amendment  which  specifically  states  that this  Registration  Statement
shall  thereafter   become  effective  in  accordance  with  Section  8(a)  of  the
Securities  Act  of  1933  or  until  this  Registration   Statement  shall  become
effective on such date as the  Commission,  acting  pursuant to said Section  8(a), may determine.

                               SUBJECT TO COMPLETION

                               DATED APRIL 3, 2002

PROSPECTUS

                             MEDIX RESOURCES, INC.

                       10,450,000 Shares of Common Stock

   The  shareholders of Medix  Resources,  Inc. named herein will have the right to offer and sell up to an  aggregate of  10,450,000  shares of our common stock under this  Prospectus.  Of these  shares,  up to 9,500,000  may be issued in  connection with  the  draw  down of funds by Medix  under  an  equity  line of  credit,  up to
900,000 may be issued as payments  for services  rendered,  and up to 50,000 may be issued upon  exercise of warrants  to purchase  our common  stock.  As of March 25,
2002,  4,468,629  shares  issued under the equity line,  and 542,847  shares issued for services rendered have been sold in this offering.

   Cornell Capital  Partners,  L.P. and Dutchess  Private  Equities Fund, L.P., two
of the selling  shareholders  named herein, who are providers of the equity line of credit are statutory  underwriters  under Section  2a(11) of the  Securities Act of
1933, as amended.  See "Equity Line of Credit," "Selling  Shareholders,"  and "Plan
of Distribution."

   Medix  will not  receive  directly  any of the  proceeds  from the sale of these shares by the selling  shareholders.  However,  Medix will  receive the proceeds of draws under the equity line and from the  exercise of any  warrants to purchase the shares  to be sold  hereunder.  Medix  will pay the  expenses  of  registration  of these shares.

   The  common  stock is traded on the  American  Stock  Exchange  under the symbol
"MXR".  On March 28,  2002,  the closing  price of the common stock was reported as
$0.47.

   The  securities  offered  hereby  involve  a high  degree  of  risk.  See  "RISK
FACTORS"  beginning  on page 3 for  certain  risks  that  should be  considered  by prospective purchasers of the securities offered hereby.

    Neither  the  Securities  and  Exchange  Commission  nor any  state  securities commission  has approved or  disapproved  of the  securities  or determined if this prospectus  is  truthful  or  complete.  Any  representation  to the  contrary is a criminal offense.

                 The date of this Prospectus is April __, 2002

         No  dealer,  salesman  or other  person  has been  authorized  to give any information  or to make any  representation  not  contained in or  incorporated  by
reference  in  this  Prospectus  and,  if  given  or  made,  such   information  or
representation  must not be  relied  upon as  having  been  authorized  by us,  the selling  shareholders  or any other person.  This Prospectus does not constitute an offer to sell or a solicitation  of an offer to buy any of the  securities  offered hereby in any  jurisdiction  to any person to whom it is  unlawful  to make such an offer in such  jurisdiction.  Neither the delivery of this  Prospectus nor any sale made hereunder  shall,  under any  circumstances,  create any implication  that the information  herein is  correct  as of any time  subsequent  to the date  hereof or that there has been no change in our affairs since such date.

                                __________________

                                 TABLE OF CONTENTS
                                __________________

SUMMARY

RISK FACTORS

FORWARD-LOOKING STATEMENTS

THE COMPANY

EQUITY LINE OF CREDIT

USE OF PROCEEDS

SELLING SHAREHOLDERS

DESCRIPTION OF SECURITIES

PLAN OF DISTRIBUTION

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

LEGAL MATTERS

EXPERTS

                                      SUMMARY

   This Prospectus  covers the offering and sale of up to 10,450,000  shares of our common  stock to the  public  by  certain  selling  shareholders  listed  under the heading "Selling  Shareholders"  further back in this  Prospectus.  As of March 25,
2002, we had 58,386,516 shares of our common stock  outstanding,  and approximately
26,023,837  shares  were  issuable  upon  the  exercise  of  outstanding   options,
warrants or other rights, and the conversion of outstanding preferred stock.

   We are  developing  software  products  for  Internet-based  communications  and information  management  by medical  service  providers.  We have no  revenue  from operations  and are funding the  development of our software  products  through the sales  of our  securities.  We  have  granted  a  security  interest  in all of our intellectual  property  assets  to  secure a  financing.  See  "The  Company-Recent
Developments" and "Risk Factors."

   Because of our  continuing  losses,  and the lack of a certain source of capital
to  fund  our  development  of  software  products,  our  independent   accountants
included  a  "going  concern"  exception  in  their  audit  report  on our  audited financial  statements for the year 2001. The "going  concern"  exception  signifies that  significant  questions  exist about our ability to continue in business.  See
"Risk Factors."

   Currently,  we are funding our development and deployment  activities through an equity  line of credit  financing,  which is not an  assured  source of funds.  See
"Equity  Line of Credit."  As of March 25,  2001,  we had  received  $2,584,910  in
advances,   from  which  offering   expenses  of  $191,278  were  paid,  under  the
financing,  and had issued to the  investors  4,468,629  shares of our common stock relating to the advances and an additional  542,847  shares to their  affiliates as fees for arranging  the equity line  facility.  The shares  issued  pursuant to the equity line  advances  to date have been priced from $0.46 to $0.77 per share.  See
"Risk Factors."

   Our principal  executive office is located at 420 Lexington Avenue,  Suite 1830,
New York,  NY 10170,  and its  telephone  number is (212)  697-2509.  Our principal administrative  office  is at 7100  East  Belleview  Ave.,  Greenwood  Village,  CO
80111, and its telephone number is (303) 741-2045.

                                     RISK FACTORS

   An investment in our common stock:
        o     has a high degree of risk;
        o     is highly speculative;
        o     should only be considered by those persons or entities who can afford to lose their entire investment.

   In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating our business and an investment in our shares.  The order in which the following risk factors are presented does not indicate the relative magnitude of the risks described.

   Our  continuing  losses  endanger our viability and have caused our  accountants to issue a "going concern" exception in their annual audit report.

   We  reported  net  losses  of  ($10,636,000)  ($5,415,000),   ($4,847,000)   and
($5,422,000)  for the years ended  December 31, 2001,  December 31, 2000,  December
31, 1999 and  December  27,  1998,  respectively.  At  December  31, 2001 we had an
accumulated   deficit  of   ($34,059,000)   and  a  negative   working  capital  of
($1,404,000).  Our  Cymedix(R)products  are  still in the  testing  and  deployment stage and have not  generated any  significant  revenue to date. We are funding our operations  through the sale of our securities.  Our independent  accountants  have included a "going  concern"  exception  in their audit  reports on our audited 2000 and  2001  financial  statements.  See our  Form  10-K for the  fiscal  year  ended
December 31, 2001.

   Our need for  additional  financing is acute and failure to obtain it could lead to the financial failure of our company.

   We expect to continue to experience  losses,  in the near term,  until such time as our Cymedix(R)software  products can be successfully  deployed with customers and produce  revenue.  The  continuing  development,  marketing  and  deployment of the
Cymedix  software  products  will  depend  upon our  ability  to obtain  additional financing.  Our  Cymedix(R)products are still in the testing and  deployment  stage and have  not  generated  any  significant  revenue  to date.  We are  funding  our operations  through  the sale of our  securities.  There can be no  assurance  that additional  investments or financings  will be available to us as needed to support the  development  and  deployment  of  Cymedix  products.  Failure  to obtain  such capital on a timely basis could  result in lost  business  opportunities,  the sale of the  Cymedix  business at a  distressed  price or the  financial  failure of our company.  See "The Company-Recent Developments."

   We have granted a security  interest in all of our intellectual  property assets to  secure  a  financing,  which  means if we  default  in our  obligations  to the lender, we may loss these assets in the foreclosure process.

      The use of secured  borrowings  increases the risk of loss of the assets used to  secure  the  borrowing.  If an event  of  default  occurs  under  the  security agreement,  the lender will be able to  foreclose  on the assets used to secure the borrowing  and  sell  those  assets  to the  highest  bidder.  In  addition,  it is generally  believed that foreclosure  sales,  which are "distress sales",  will not maximize  the  proceeds  that are  paid  for the  assets  being  sold.  The loan we entered  into is  secured  by the  grant  of a  security  interest  in all  Medix's intellectual  property,  including its patent,  copyrights  and  trademarks.  While
Medix can cure a payment  default  by the  forced  conversion  of the loan into its
common  stock,   a  bankruptcy  or  similar  event  of  default  will  trigger  the
foreclosure   provision  of  the  security   agreement.   See  "The  Company-Recent
Developments."

   We are a development stage company, which means our products and services have not yet proved themselves commercially viable and therefore our future is uncertain.

   o     We develop software for  Internet-based   communications  and  information
         management  for  medical  service  providers,   through  our  wholly-owned
         subsidiary,  Cymedix Lynx Corporation.  Our Cymedix(R)products are still in the testing and  deployment  stage and have not generated any  significant revenue to date.  We are  funding our  operations  through the sale of our securities.  Our  ability to continue  to sell our  securities  can not be assured.

   o     We are still in the  process of gaining  experience in marketing  software products,  providing  software  support  services,  evaluating  demand for products,  financing  a software  business  and  dealing  with  government regulation  of software  products.  While we are  putting  together a team of experienced  executives,  they have come from different backgrounds and may require  some time to develop an  efficient  operating  structure  and corporate  culture for our company.  We believe our  structure of multiple offices  serves our  customers  well,  but it does  present an  additional challenge in building our corporate culture and operating structure.

   We rely on healthcare  professionals  for the quality of the information that is transmitted through our  interconnectivity  systems, and we may not be paid for our services by third-party payors if that quality does not meet certain standards.

      The  success of our  products  and  services  in  generating  revenue  may be subject to the quality and  completeness  of the data that is generated  and stored
by  the  physician  or  other   healthcare   professional   and  entered  into  our
interconnectivity  systems,  including the failure to input appropriate or accurate
information.   Failure  or   unwillingness   by  the  healthcare   professional  to
accommodate  the required  information  quality may result in the payor refusing to pay Medix for its services.

   Our market is rapidly  changing and the  introduction  of software  services and products  into  that  market  has been  slow,  which  may  cause us to be unable to develop a profitable market for our services and products.

   o     As a developer of software products, we will be required to anticipate and
         adapt   to   evolving    industry    standards   and   new   technological
         developments.  The market for our software  products is  characterized  by continued and rapid  technological  advances in both hardware and software
         development,    requiring   ongoing    expenditures   for   research   and
         development,  and timely  introduction of new products and enhancements to existing  products.  The  establishment of standards is largely a function of user  acceptance.  Therefore,  such  standards  are  subject to change.
         Our  future  success,  if any,  will  depend in part upon our  ability  to enhance existing products,  to respond  effectively to technology changes, and to introduce new products and  technologies  that are  functional  and meet the  evolving  needs of our  clients  in the  healthcare  information systems market.

   o     The  introduction of software  products in our market has been slow due to the large number of small  practitioners  who are  resistant to change and the  costs  associated  with  change,  particularly  in a period of rising pressure  to  reduce  costs  in  the  market.  We are  currently  devoting significant  resources  toward the  development of products.  There can be no assurance that we will  successfully  complete the development of these products in a timely  fashion or that our current or future  products will
         satisfy  the  needs  of  the  healthcare   information   systems   market.
         Further,   there  can  be  no  assurance  that  products  or  technologies developed by others will not  adversely  affect our  competitive  position or render our products or technologies noncompetitive or obsolete.

   As a provider of medical  software  products and services,  we may become liable for product  liability  claims beyond the levels of our insurance that could have a materially adverse impact on our financial condition.

   Certain of our  products  provide  applications  that relate to patient  medical histories and  treatment  plans.  Any failure by our products to provide  accurate, secure and timely  information  could result in product liability claims against us by our clients or their  affiliates  or  patients.  We maintain  insurance  that we believe  currently is adequate to protect  against claims  associated  with the use of our products,  but there can be no assurance  that our insurance  coverage would adequately  cover any claim  asserted  against  us. The limits of that  coverage is
$2,000,000 in the aggregate  and  $1,000,000  per  occurrence.  A successful  claim brought  against  us in excess of our  insurance  coverage  could  have a  material adverse  effect on our results of  operations,  financial  condition  or  business.
Even  unsuccessful  claims could result in the  expenditure of funds in litigation, as well as diversion of management time and resources.

   Our industry,  the healthcare  industry,  continually  experiences  rapid change and  uncertainty  that  could  result  in  issues  for  our  business  planning  or operations that could severely impact on our ability to become profitable.

    The  healthcare  and medical  services  industry  in the United  States is in a
period  of  rapid  change  and   uncertainty.   Governmental   programs  have  been
proposed,  and some adopted,  from time to time, to reform  various  aspects of the
U.S.  healthcare  delivery  system.  Some of these  programs  contain  proposals to increase  government  involvement  in  healthcare,  lower  reimbursement  rates and otherwise  change the operating  environment for our customers.  Particularly,  the
Health Insurance  Portability and  Accountability  Act of 1996, and the regulations that are being  promulgated  thereunder,  are  causing the  healthcare  industry to change its procedures and incur  substantial  cost in doing so.  Although we expect these  regulations  to have the  beneficial  effect  of  spurring  adoption  of our software  products we cannot predict with any certainty what impact,  if any, these and future healthcare reforms might have on our business.

   We  rely  on  intellectual   property  rights,  such  as  patents,   copyrights,
trademarks and unprotected  propriety  technology in our business operations and to create value in our company,  however,  protecting intellectual property frequently requires  litigation  and close  legal  monitoring  and may  adversely  impact  our ability to become profitable.

     o    Our  wholly-owned  subsidiary,  Cymedix  Lynx  Corporation,  has  been granted certain patent rights,  trademarks and copyrights  relating to its software business. These patents and copyrights have been assigned by our subsidiary to the parent company,  Medix. The patent rights and intellectual property legal issues for software programs,  such as the
          Cymedix(R)products,  are complex and currently evolving.  Since patent applications  are  secret  until  patents  are  issued,  in the United
          States,  or published,  in other countries,  we cannot be sure that we are the first to file any patent application.  In addition,  there can be no  assurance  that  competitors,  many of which  have far  greater resources  than we do, will not apply for and obtain patents that will interfere  with our ability to develop or market product ideas that we have originated. Further, the laws of certain foreign countries do not provide the  protection to  intellectual  property that is provided in the United  States,  and may limit our ability to market our  products overseas.  We cannot give any  assurance  that the scope of the rights that we have been  granted  are  broad  enough  to fully  protect  our
          Cymedix software from infringement.

     o    Litigation or regulatory  proceedings  may be necessary to protect our intellectual  property  rights,  such as the scope of our  patent.  In fact, the computer  software  industry in general is  characterized by substantial litigation. Such litigation and regulatory proceedings are very  expensive and could be a significant  drain on our resources and divert resources from product development.  There is no assurance that we will have the  financial  resources to defend our patent  rights or other intellectual property from infringement or claims of invalidity.
          We have been notified by a party that it believes our pharmacy product may infringe on patents that it holds. We have retained patent counsel who has  made a  preliminary  investigation  and  determined  that our product does not infringe on the identified  patents.  At this time no legal action has been instituted.

     o    We also rely upon unprotected  proprietary technology and no assurance can be given that others will not independently  develop substantially equivalent  proprietary  information  and techniques or otherwise gain access  to or  disclose  our  proprietary  technology  or  that we can
          meaningfully  protect  our  rights  in  such  unpatented   proprietary
          technology.  We will use our best efforts to protect such  information and techniques,  however,  no assurance can be given that such efforts will be successful.  The failure to protect our intellectual  property could cause us to lose  substantial  revenues and to fail to reach its financial potential over the long term.

   Because our business is highly  competitive  and there are many  competitors who are  financially  stronger  than we are,  we are at risk of being  outperformed  in staffing,  marketing,  product  development  and  customer  services,  which  could severely limit our ability to become profitable.

   o     eHealth Services.  Competition can be expected to emerge from  established healthcare  information  vendors and  established or new Internet  related vendors.  The  most  likely  competitors  are  companies  with a focus  on clinical  information  systems and enterprises  with an Internet  commerce or electronic  network focus.  Many of these  competitors will have access to  substantially  greater  amounts  of  capital  resources  than  we have access to, for the  financing of  technical,  manufacturing  and marketing
         efforts.   Frequently,  these  competitors  will  have  affiliations  with major medical product or software  development  companies,  who may assist in the financing of such competitor's  product  development.  We will seek to  raise  capital  to  develop  Cymedix  products  in  a  timely  manner, however,  so long as our operations remain  underfunded,  as they now are, we will be at a competitive disadvantage.

   o     Software Development Personnel.  The  success of  the  development  of our
         Cymedix  software  is  dependent  to  a  significant  degree  on  our  key management  and  technical  personnel.  We believe  that our success  will also  depend  upon our  ability to  attract,  motivate  and retain  highly
         skilled,   managerial,  sales  and  marketing,  and  technical  personnel, including  software  programmers  and  systems  architects  skilled in the computer  languages  in which our Cymedix  products  operate.  Competition for such  personnel in the software and  information  services  industries is  intense.  The  loss  of key  personnel,  or the  inability  to hire or retain  qualified  personnel,  could have a material adverse effect on our results of operations, financial condition or business.

   We have relied on the private placement  exemption to raise substantial  amounts of capital,  and could suffer  substantial  losses if that exemption was determined not to have been properly relied upon.

   We have raised  substantial  amounts of capital in private  placements from time to time.  The  securities  offered in such private  placements  were not registered
with  the  SEC  or  any  state  agency  in  reliance  upon   exemptions  from  such
registration  requirements.  Such exemptions are highly  technical in nature and if we  inadvertently  failed to comply with the  requirements of any of such exemptive provisions,  investors  would  have the  right to  rescind  their  purchase  of our securities or sue for damages.  If one or more investors were to successfully  seek such rescission or institute such suit, Medix could face severe  financial  demands that could material and adversely affect our financial position.

   The impact of shares of our common stock that may become  available  for sale in the future may result in the market price of our stock being depressed.

   As of March 25, 2002,  we had  58,386,516  shares of common  stock  outstanding.
As of that date,  approximately  26,023,837  shares were issuable upon the exercise of outstanding  options,  warrants or other rights, and the conversion of preferred stock.  Most of  these  shares  will  be  immediately  saleable  upon  exercise  or
conversion  under  registration   statements  we  have  filed  with  the  SEC.  The
exercise  prices of  options,  warrants  or other  rights to acquire  common  stock presently  outstanding  range from  $0.19 per share to $4.97 per share.  During the respective terms of the outstanding  options,  warrants,  preferred stock and other outstanding  derivative  securities,  the  holders  are  given the  opportunity  to profit from a rise in the market  price of the common  stock,  and the  exercise of any  options,  warrants or other  rights may dilute the book value per share of the common  stock and put  downward  pressure  on the price of the  common  stock.  The existence  of the  options,  conversion  rights,  or any  outstanding  warrants may adversely  affect the terms on which we may  obtain  additional  equity  financing.
Moreover,  the holders of such  securities  are likely to exercise  their rights to acquire  common stock at a time when we would  otherwise be able to obtain  capital on terms more favorable  than could be obtained  through the exercise or conversion of such  securities.  See also the  impact of our equity  line of credit  financing discussed in the following paragraphs.

   Because of  dilution  of our common  stock from our equity  line of credit,  the market price of our stock may be depressed.

   o     In connection with our equity line of credit financing, we have registered
         9,500,000  additional  shares  with the SEC for sale by the  providers  of the financing,  of which  5,031,371  shares remain  available for issuance as of March 25,  2002.  See  "Summary."  The  resale of the  common  stock
         that  may  be  issued  by  us  under  the  equity   line  of  credit  will
         substantially   increase  the  number  of  our  publicly   traded   shares
         ("float").  If existing  shareholders  perceive that this increased  float is not  accompanied  by a  commensurate  increase in value to the Company, then shareholder  value--real or perceived--will  be diluted.  Such dilution could  cause  holders  of  our  shares  of  common  stock  to  sell,  thus depressing  the price of our common stock.  Therefore,  the very existence of the  equity  line  financing  could  depress  the  market  price of our common stock.

   o     The resale of the common stock  that will be issued by us under our equity line of credit  financing  could  depress  the market  price of our common stock.  The terms of the equity line  provide  that we will sell shares of our common stock to the  providers of the  financing at 91% of the average of the three  lowest of the daily  volume-weighted  average  prices of our common  stock  during the  22-trading  day period  immediately  before our request  for the  advance.  Therefore,  since all of the  shares  that are issued by us in connection  with advances  under the equity line financing will have a "built-in"  discount of at least 9% upon issuance,  this could produce an impetus for the  providers  of the equity line to resell  their shares  sooner or in  greater  quantity  than they would  otherwise.  Such resale could have the effect of depressing our share price.

Because  of market  volatility  in our stock  price,  investors  may find that they have a loss position if emergency sales become necessary.

    Historically,    our   common   stock   has   experienced   significant   price
fluctuations.  This has been caused by one or more of the following factors:

        o   unfavorable  announcements  or  press  releases  relating  to the  technology sector;
        o   regulatory,  legislative or other  developments  affecting our company or the health care industry generally;
        o   conversion of our preferred stock and  convertible  debt into common stock at conversion  rates based on current market prices or below of our common stock and  exercise of options and  warrants  at below  current  market prices;
        o   sales by those  financing  our  company  through an equity  line of credit or convertible  securities which have been registered with the SEC and may be sold into the public market immediately upon receipt; and
        o   market conditions specific to technology and internet  companies,  the health care industry and general market conditions.

    In  addition,  in recent  years the stock  market has  experienced  significant price and volume  fluctuations.  These  fluctuations,  which are often unrelated to the operating  performance of specific companies,  have had a substantial effect on the market price for many health care related  technology  companies.  Factors such as those  cited  above,  as well as other  factors  that  may be  unrelated  to our operating performance  may adversely affect the price of our common stock.

The  application  of the "penny  stock"  rules to our common  stock may depress the market for our stock.

    Trading of our common  stock may be subject to the penny  stock rules under the
Securities  Exchange Act of 1934, as amended,  unless an exemption  from such rules is  available.  Broker-dealers  making  a  market  in  our  common  stock  will  be required to provide  disclosure to their customers  regarding the risks  associated with our common  stock,  the  suitability  for the customer of an investment in our common  stock,  the duties of the  broker-dealer  to the customer  and  information regarding bid and ask prices for our common stock,  and the amount and  description
of  any  compensation  the  broker-dealer   would  receive  in  connection  with  a
transaction  in our common  stock.  The  application  of these  rules may result in fewer market  makers  making a market of our common stock and further  restrict the liquidity of our common stock.

We do not  anticipate  paying  any  cash  dividends  on  our  common  stock  in the foreseeable future.

    We have not had  earnings,  but if earnings were  available,  it is our general policy  to retain  any  earnings  for use in our  operation.  Therefore,  we do not anticipate  paying  any cash  dividends  on our  common  stock  in the  foreseeable future.  Any payment of cash  dividends  on our common  stock in the future will be dependent  upon  our  financial  condition,  results  of  operations,  current  and anticipated cash requirements,  plans for expansion,  as well as other factors that the Board of Directors  deems  relevant.  We anticipate  that our future  financing agreements  will prohibit the payment of common stock  dividends  without the prior written consent of those providers.

                            FORWARD-LOOKING STATEMENTS

   This   Prospectus  and  the  documents   incorporated  by  reference  into  this
Prospectus  contain  forward-looking  statements,  which  mean that they  relate to events or transactions  that have not yet occurred,  our  expectations or estimates for Medix's  future  operations,  our growth  strategies or business plans or other facts that have not yet  occurred.  Such  statements  can be  identified by the use of  forward-looking  terminology such as "might," "may," "will," "could," "expect,"
"anticipate,"  "estimate,"  "likely,"  "believe,"  or  "continue"  or the  negative thereof  or other  variations  thereon or  comparable  terminology.  The  following risk factors  contain  discussions  of important  factors that should be considered by prospective  investors for their potential impact on forward-looking  statements included in this  Prospectus  and in the documents  incorporated  by reference into this Prospectus.  These important  factors,  among others, may cause actual results to differ  materially  and adversely  from the results  expressed or implied by the forward-looking statements.

                                     THE COMPANY

General

   Medix Resources,  Inc., a Colorado  corporation,  sold its supplemental staffing business,  which  operated  under the  tradenames  "National  Care  Resources"  and
"TherAmerica"  on February  19, 2000,  and now  principally  develops  software for
Internet-based  communications  and  information  management  for  medical  service providers, through its wholly-owned subsidiary, Cymedix Lynx Corporation.

   We acquired  the  Cymedix  business  in January of 1998.  Cymedix has  developed
Internet-based  communications and information  management product,  which we began marketing to medical  professionals  in select  markets  nationwide.  Growth of the medical  information  management  marketplace  is being driven by the need to share significant amounts of clinical and patient  information between physicians,  their outpatient  service  providers,  hospitals,  insurance  companies  and managed care organizations.  This  market is one of the  fastest-growing  sectors in  healthcare today,  commanding a projected two-thirds of health care capital  investments.  The
Cymedix(R)software  contains  patented  elements that can be used to develop secure medical  communications  products that make use of the Internet.  Using the Cymedix
software,   medical   professionals   can  order,   prescribe  and  access  medical
information   from   participating    insurance    companies   and   managed   care
organizations,  as well as from  any  participating  outpatient  service  provider, such as a  laboratory,  radiology  center,  pharmacy or  hospital.  We will provide the software at minimal  charges to physicians  and clinics,  and will collect user fees whenever  these  products are used to provide  services on the  Internet.  The
products'   relational   database   technology  will  provide   physicians  with  a
permanent,  ongoing record of each patient's  name,  address,  insurance or managed care  affiliation,  referral  status,  medical history,  personalized  notes and an audit trail of past  encounters.  Physicians will be able to  electronically  order medical  procedures,  receive and store test results,  check  patient  eligibility,
make  medical  referrals,   request   authorizations,   and  report  financial  and
encounter information in a cost-effective, secure and timely manner.

Our  principal executive  office is located  at The Graybar Building, 420 Lexington
Ave., Suite 1830 New York, NY 10170, and its  telephone  number is (212)  697-2509.
Our principal administrative  office  is at 7100  East  Belleview  Ave.,  Greenwood
Village, CO 80111, and its telephone number is (303) 741-2045. We also have offices in California and Georgia.

Recent Developments

   The   introduction  of  our  next   generation  of  proprietary,   point-of-care
products,  Cymedix(R)III,  is proceeding with our six active  sponsors.  Our improved
suite  of   software   products   is  based  upon  a  robust   and   device-neutral
architecture   that   leverages   proven   workstation,   handheld   and   wireless
technologies  and is being  installed  and  tested  for  Pharmacy,  Laboratory  and
PlanConnect  services.  We continue  to be in the  development  and  testing  phase with each of our  active  contracts,  and  therefore  receive no  revenue.  Revenue will begin when we reach  certain  milestones  under each contract and we enter the production  phase of the contract.  The marketing  and  development  of our Cymedix suite of software  products is our sole  business at this time,  and a  substantial portion of our net  operating  loss is due to such  efforts.  We are  funding  such
expenses  as  well  as  our  administrative   expenses  through  the  sale  of  our
securities.  We have no significant debt financing available to us.

   During 2001,  our  wholly-owned  subsidiary,  Automated  Design  Concepts,  Inc.
(ADC) ceased  operations in connection with our cost reduction  program,  which had been  brought on by our  inability to raise  budgeted  capital.  It was  determined that the business of the  subsidiary  was not part of our core business  operations and  therefore  did not justify our  continued  financial  support.  In  connection with  the  termination  of our  subsidiaries  operations  we  took a  write-off  of goodwill  in the  amount  of  $443,000.  We also  determined  that our  license  of proprietary  software  from  Zirmed.com  had no value to us and had no more  than a nominal  market  value.  As a result,  we wrote-off  the  unamortized  value of the related  intangible  asset,  which was $668,000.  We had acquired ADC in early 2000 from an  officer  and  director  of the  Company  for  cash  and  stock  valued  at
$474,000.  He resigned his positions with us on March 2, 2001.

   We had  approximately  $305,000  in cash as of March 31, 2002 with a net working capital  deficit  of  approximately  $1,624,000.  During  2001,  net  cash  used in operating  activities  was  approximately  $5,397,000.  During the year,  we raised approximately  $5,205,000  from the  exercise  of  options  and  warrants,  and the issuance  of common  stock,  net of offering  expenses,  and debt.  Since  December
31,  2001  to  March  31,  2002,  we  have  used  approximately  $1,470,000  in our operating  activities,  and raised  approximately  $1,887,000  from the exercise of
options  and  warrants,   and  the  issuance  of  common  stock,  net  of  offering
expenses,  and  debt.  We  have  been  delinquent,   from  time  to  time,  in  the
payment  of  our  current  obligations,   including  payments  of  withholding  and
other  tax  obligations.   We  continue  in  discussions  and   negotiations   with
institutional   sources   regarding   debt  and  equity   financings  to  fund  our
operations  and to permit us to remove the  "going  concern"  qualification  in our
auditor's   report  in   connection   with  the  audit  of  our  annual   financial
statements.   There  can  be  no   assurance   that   additional   investments   or
financings  will be  available  to us as  needed.  Failure to obtain  such  capital on a  timely  basis  could  result  in lost  business  opportunities,  the  sale of the Cymedix business at a distressed price or our financial failure.

    We  executed  an Amended  and  Restated  Common  Stock  Purchase  Warrant  with
WellPoint  Pharmacy  Management,  dated  February  18,  2002,  to  restructure  our obligations  to issue warrants to WellPoint.  Under that Warrant,  we are obligated to issue up to  7,000,000  shares of our common  stock at exercise  prices of $0.30 per share for 3,000,000,  $0.50 per share for 3,000,000  shares and $1.75 per share for 1,000,000  shares,  if various  performance  related vesting  requirements  are satisfied  by  WellPoint.  Currently,  WellPoint  has  satisfied  certain  of these requirements  giving  WellPoint  the  right to  purchase  1,850,000  shares  of our common  stock at $0.30  per  share  have  been  earned  by  WellPoint.  WellPoint's rights to purchase  our shares under the Warrant  expire on September 8, 2004.  The
Warrant grants to WellPoint certain  registration  rights to require us to register with the SEC the  shares  issued to  WellPoint  for  resale to the  public.  In the
Warrant,  WellPoint  has agreed to  restrict  sales to the  public of these  shares during the first year after they have been  issued to 200,000  shares per month and
100,000  shares  in any five  trading  days.  The  Warrant  contains  anti-dilution provisions  providing  that the number of shares that may be purchased by WellPoint under the Warrant my be adjusted  in certain circumstances.

      We entered into a secured  convertible  loan agreement with WellPoint,  dated
February 19, 2002,  pursuant to which we borrowed  $1,000,000 from WellPoint Health
Networks  Inc. The loan becomes  payable on February  19,  2003,  if not  converted into our common  stock.  The loan earns annual  interest at a floating  rate of 300 basis  points  over  prime,  as it is  adjusted  from  time to time,  which is also payable at  maturity  and may be  converted  into  common  stock.  Conversion  into common  stock is at the  option  of  either  WellPoint  or  Medix  at a  contingent conversion  price.  The  conversion  price will be either (i) at the price at which additional  shares are sold to other private  placement  investors if Medix obtains written  commitments  for at least an additional  $4,000,000 of equity by the close of business on September 30, 2002,  from persons not  affiliates of WellPoint,  and if such  sales are  closed  by the  maturity  date of the loan,  or (ii) at a price equal to 80% of the  then-current  Fair Market Value (as defined below) if Medix is unable to obtain a written  commitment for the additional  equity investment by the close of business on September  30, 2002 or close the sales by the  maturity  date.
For this purpose,  "Fair Market Value" shall be the average  closing price of Medix common  stock for the  twenty  trading  days  ending on the day prior to the day of the  conversion.  The loan is secured by the grant of a  security  interest  in all
Medix's  intellectual  property,  including its patent,  copyrights and trademarks.
While Medix can cure a default in the  repayment of the loan at the fixed  maturity date by the forced  conversion of the loan into its common stock,  a cross default, breach of  representation  or warranty,  and bankruptcy or similar event of default will trigger the foreclosure provision of the security agreement.

                               EQUITY LINE OF CREDIT

Agreement

   We have entered  into an Equity Line of Credit  Agreement  with Cornell  Capital
Partners, L.P.
("Cornell"),  and Dutchess  Private Equities Fund, L.P.  ("Dutchess"),  dated as of
June 12, 2001.  Under the  agreement,  the two providers  have committed to advance to us  funds  in an  amount  of up to  $10,000,000,  as  requested  by  us,  over a
24-month  period in return for common  stock issued by us to the  providers.  As of
March 25,  2001,  we had  received  $2,584,910  in  advances,  from which  offering expenses  of  $191,278  were  paid,  under  the  financing,  and had  issued to the providers  4,468,629  shares of our common  stock  relating to the  advances and an additional  542,847  shares to their  affiliates  as fees for  arranging the equity line  facility.  The shares  issued  pursuant to the equity  line  advances to date have been priced from $0.46 to $0.77 per share.

   The amount  that may be  advanced  at any time under the equity  line is limited as follows (which conditions may be waived by the providers):

   o     There must be thirteen stock market  trading  days  between any two of our requests for advances.
   o     We can only request an advance if the volume weighted average price of the common  stock,  as  reported  by  Bloomberg  L.P.  for the day  before our request,  is equal to or greater than the volume  weighted  average  price as reported by  Bloomberg  L.P.  for the 22 trading  days before we make a request.
   o     We will not be able to receive an advance amount that is greater than 175%
         of the average daily volume of our common stock over the  40 trading  days prior to our advance request multiplied by the purchase price  (calculated as provided in the next sentence).

   The  purchase  price of our common stock issued in each advance will be equal to
91% of the  three  lowest  daily  volume  weighted  average  prices  during  the 22 trading  days  before we make a request  for an  advance.  Our  agreement  with the providers of our equity line financing contains mutual  indemnities  against loses, costs and expenses  arising out of  misrepresentations,  breaches of warranties and agreements or other actions or inactions by the other party.

   Advances  will be made as  requested  by us, with 90% of an advance  coming from
Cornell,  and  10%  coming  from  Dutchess.  We will  receive  the  amount  we have requested  as an  advance  within 10 days of our  request,  subject  to  satisfying standard  closing  conditions.  The  issuance  of our  shares  of  common  stock to
Cornell and Dutchess in connection  with the equity line  financing  will be exempt from  registration  under the  Securities  Act of 1933  pursuant  to  Section  4(2)
thereof.  The sale of such shares by those  providers of our equity line  financing is being  registered  under this  Registration  Statement.  We have agreed that our executive  officers  and  directors  will not sell any shares of our  common  stock during the ten trading days following any advance request by us.

Registration Rights

   We have agreed to maintain an effective  registration  statement for the sale of the shares  issued to the  providers  of our equity line  financing,  as  described above.  If,  at any time,  the  number of  shares  available  under a  registration statement is  insufficient  to cover all  securities  issued to the  providers,  we have  agreed to use our best  efforts  to cause an  amendment  or new  registration statement  containing  those shares to be declared  effective.  Our agreement  with the providers of our equity line  financing  contains  mutual  indemnities  against loses,  costs and  expenses  arising out of the  violation of by the other party of state and Federal  securities  laws.  Insofar as  indemnification  for  liabilities under  the  Securities  Act of  1933,  as  amended,  may be  permitted  under  such agreement,  we have been  informed that in the opinion of the U.S.  Securities  and
Exchange  Commission,  such  indemnification  is against public policy as expressed in the  Securities  Act  and  is  therefore  unenforceable.  Our  agreements  as to registration  rights are only with the  providers of our equity line  financing and we have no  obligations  to assist or indemnify any other holder of the shares sold by them or to any underwriter designated by such holders.

Compensation

   We are selling our shares to the  providers  of our equity line  financing  at a
9%  discount  from  the  market  price as  described  above.  Yorkville  Advisors's
Management,  LLC, an  affiliate  of Cornell,  has been and will be paid by us 2.31%
of each amount  advanced to us under the equity line financing.  Dutchess  Advisors
Limited an  affiliate  of  Dutchess,  has been and will be paid by us 4.69% of each amount  advanced to us under the equity line  financing.  Through  March 25,  2002, we have paid an  aggregate  of $168,778 in such fees.  Furthermore,  our  contracts with Yorkville  Advisors and Dutchess  Advisors  required us to, upon the effective date of this Registration  Statement,  issue to Yorkville  Advisors,  65,347 shares of our common stock, and to Dutchess  Advisors,  132,673 shares of our common stock
(of which  29,703  shares  were  directed  to  Dutchess),  and on December 9, 2001, issue to Yorkville  Advisors  113,793  shares of our common stock,  and to Dutchess
Advisors  231,034  shares of our  common  stock.  In  addition,  through  March 25,
2002,  we  have  paid  $15,000,  in the  aggregate,  to  counsels  to  Cornell  and
Dutchess,  and paid $7,500 for escrow fees and other  expenses in  connection  with this transaction.

                                  USE OF PROCEEDS

   The net  proceeds  from the  sale of  shares  will be  received  by the  selling shareholders.  Medix  will not  receive  any of the  proceeds  from any sale of the shares by the  selling  shareholders.  However,  Medix will  receive  the  proceeds from the  advances  under the equity line of credit and the exercise of warrants to purchase the shares to be sold  hereunder.  If all these  warrants  are  exercised,
Medix would  receive  proceeds of $25,000.  Such  proceeds  will be used as working capital.

                               SELLING SHAREHOLDERS

   The  table   below  sets  forth   information   with   respect  to  the  selling
shareholders,  including  names,  holdings  of shares of common  stock prior to the offering of the shares,  the number of shares being offered for each  account,  and the  number and  percentage  of shares of common  stock to be owned by the  selling shareholders  immediately  following  the sale of the shares,  assuming  all of the offered shares are sold.

                                Shares of
                                 Common
                                  Stock       Shares of      Shares of Common
             Name              Beneficially    Common          Stock to be
                                  Owned         Stock       Beneficially Owned
                               Before the       Being        After the Offering
                                Offering       Offered     --------------------
                               -----------    ---------     Number   Percentage
                                                           --------  ----------
  Cornell Capital Partners,      8,000,000    8,000,000         0          0%
 L.P.
  Dutchess Private Equities      1,500,000    1,500,000         0          0%
 Fund, L.P.
  Dutchess Advisors Limited        600,000      600,000         0          0%
  Yorkville Advisors               300,000      300,000         0          0%
 Management LLC
  Fritz & Miller, P.C.               5,467        5,467         0          0%
  Shapiro Forman Allen &            11,200       11,200         0          0%
 Miller LLP
  Guli R. Rajani                    11,111       11,111         0          0%
  Nicole S. Rajani                  11,111       11,111         0          0%
  Ajay G. Rajani                    11,111       11,111         0          0%
                                ----------   ----------
      Total                     10,450,000   10,450,000

Relationship Between Medix and the Selling Shareholders

   The  selling  shareholders  have or will  acquire  the  shares of  common  stock indicated  above in one of the  following  ways:  (i) upon  advancing  funds to the
Company  under  a  equity  line  financing,  (ii)  in  payment  of  certain  of the
Company's fee obligations in connection  with the equity line financing,  and (iii)
upon the  exercise of warrants  issued in  settlement  of  litigation.  None of the persons  listed above are  affiliates  or  controlled by affiliates of the Company.
We have a separate  contractual  obligation to file this  registration with each of the selling  shareholders,  which was part of the  inducement for them to invest in the Company.

   Cornell Capital  Partners,  L.P. and Dutchess  Private  Equities Fund, L.P., who
are the providers of the equity line financing,  are statutory  underwriters  under
Section  2a(11) of the  Securities  Act of 1933,  as  amended.  The  principals  of
Cornell Capital Partners,  L.P. are Yorkville Advisors  Management LLC, its general partner,  and Mark Angelo,  Joseph  Donohue,  Robert  Ferrell,  Matthew Beckman and
Meir Levin.  The principals of Dutchess  Private  Equities Fund,  L.P. are Dutchess
Capital  Management LLC, its general  partner,  and Michael A. Novielli and Douglas
H. Leighton, managing members and principal owners of the general partner.

   The other selling  shareholders  received their warrants to purchase shares as a result  of the  settlement  of a  litigation  against  us,  Guli R. Rajani v. Medix
Resources,  Inc. Mr. Rajani was issued  warrants to purchase  137,500 shares of our common stock at the exercise  price of $0.50 per share.  Mr.  Rajani has directed a portion of the  warrants he received in the  settlement  to his wife and son and to the  counsel  who  represented  him in his  litigation  against  us. The  remaining shares  covered  by Mr.  Rajani's  settlement  warrants  are  being  registered  in another registration statement.

                             DESCRIPTION OF SECURITIES

   Our  authorized  capital  consists of  100,000,000  shares of common stock,  par value $.001 per share,  and 2,500,000  shares of preferred  stock.  As of March 25,
2002,  we had  outstanding  58,386,516  shares  of  common  stock,  1 share of 1996
Preferred  Stock,  50 shares of 1999  Series B  Preferred  Stock and 375  shares of
1999  Series C  Preferred  Stock.  As of such date,  our  common  stock was held of record by approximately 400 persons and beneficially  owned by approximately  9,000 persons.

Common Stock

    Each  share  of  common  stock  is  entitled  to one  vote at all  meetings  of shareholders.  Shareholders  are not  permitted  to cumulate  votes in the election of directors.  Currently,  the Board of Directors  consists of six  directors,  who serve for staggered  terms of three years,  with at least two directors  elected at every  annual  meeting.  All  shares of common  stock are equal to each  other with respect  to  liquidation  rights  and  dividend  rights.  There  are no  preemptive rights to  purchase  any  additional  common  stock.  In the event of  liquidation, dissolution  or winding up of Medix,  holders of the common  stock will be entitled to receive on a pro rata basis all  assets of Medix  remaining  after  satisfaction of  all  liabilities  and  preferences  of the  outstanding  preferred  stock.  The outstanding  shares of common  stock and the shares of common stock  issuable  upon conversion  or exercise of  derivative  securities  are or will be, as the case may be, duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

   We have retained  Computershare Trust Company,  Inc., 350 Indiana Street,  Suite
800,  Golden,  Colorado 80401, as Transfer Agent and Registrar,  for the our common stock, at telephone number (303) 262-0600.

                               PLAN OF DISTRIBUTION

   The  selling  shareholders  and any of their  pledgees,  donees,  assignees  and successors-in-interest  may, from time to time,  sell any or all of their shares of
Common Stock on any stock exchange, market or
trading  facility  on which the shares are  traded.  These sales may be at fixed or negotiated prices. The
selling  shareholders  may  use  any one or  more  of the  following  methods  when selling shares:

o     ordinary  brokerage  transactions and transactions in which the broker-dealer solicits purchasers;

o     block  trades in which the  broker-dealer  will attempt to sell the shares as agent but may  position  and  resell a portion of the block as  principal  to facilitate the transaction;

o     purchases by a  broker-dealer  as principal  and resale by the  broker-dealer for its account;

o     an  exchange  distribution  in  accordance  with the rules of the  applicable exchange;

o     privately negotiated transactions;

o     short sales;

o     broker-dealers  may agree with the selling  shareholders  to sell a specified number of such shares at a stipulated price per share;

o     a combination of any such methods of sale; and

o     any other method permitted pursuant to applicable law.

   The  selling  shareholders  may  also  sell  shares  under  Rule 144  under  the
Securities Act, if available, rather than under this prospectus.

   The selling  shareholders  may also engage in short sales  against the box, puts and calls and other  transactions  in securities of the Company or  derivatives  of
Company  securities  and may  sell or  deliver  shares  in  connection  with  these trades.  The selling  shareholders  may pledge their shares to their  brokers under the margin provisions of customer  agreements.  If a selling  shareholder  defaults on a margin  loan,  the broker may,  from time to time,  offer and sell the pledged shares.  The selling  shareholders  have  advised  the  Company  that they have not entered into any agreements, understandings or arrangements
with any  underwriters or  broker-dealers  regarding the sale of their shares other than  ordinary  course  brokerage  arrangements,  nor is  there an  underwriter  or coordinating  broker acting in  connection  with the proposed sale of shares by the selling shareholders.

   Broker-dealers  engaged  by the  selling  shareholders  may  arrange  for  other brokers-dealers  to participate in sales.  Broker-dealers  may receive  commissions or  discounts  from the  selling  shareholders  (or, if any  broker-dealer  acts as agent  for  the  purchaser  of  shares,  from  the  purchaser)  in  amounts  to  be
negotiated.   The  selling   shareholders  do  not  expect  these  commissions  and
discounts to exceed what is customary in the types of transactions involved.

      Cornell Capital  Partners,  L.P. and Dutchess  Private  Equities Fund,  L.P.,
and their  affiliates,  Yorkville  Advisors  Management  LLC and Dutchess  Advisors
Limited,  are each an  "underwriter"  under Section 2a(11) of the Securities Act of
1933,  in  connection  with the resale of common  stock  under the  Equity  Line of
Credit  Agreement.  Cornell Capital  Partners,  L.P.and  Dutchess  Private Equities
Fund,  L.P.  will pay us 91% of the  average of the 3 lowest  closing  bid price of our common  stock for the 22 days  immediately  preceding  the  advance  date.  The discount  on the  purchase  of the common  stock to be  received by them will be an
underwriting   discount.  We  retained  Yorkville  Advisors  Management,   LLC  and
Dutchess  Advisors  Limited as our  consultants in connection  with the equity line of credit financing. See "Equity Line of Credit."

   Other selling  shareholders and any  broker-dealers  or agents that are involved in  selling  the shares may be deemed to be  "underwriters"  within the  meaning of the Securities Act in connection  with such sales.  In such event,  any commissions received  by such  broker-dealers  or agents  and any  profit on the  resale of the shares  purchased  by  them  may  be  deemed  to  be  underwriting  commissions  or discounts under the Securities Act.

   The  Company  is  required  to  pay  all  fees  and  expenses  incident  to  the registration  of the  shares,  including  fees  and  disbursements  of  counsel  to certain of the selling  shareholders.  Otherwise,  all  discounts,  commissions  or fees incurred in connection  with the sale of the common stock offered  hereby will be paid by the selling  shareholders.  The Company has agreed to indemnify  certain selling  shareholders  against certain  losses,  claims,  damages and  liabilities, including liabilities under the Securities Act.

   Upon the Company  being  notified  by a selling  shareholder  that any  material arrangement  has been  entered  into  with a  broker-dealer  for the sale of shares through  a block  trade,  special  offering,  exchange  distribution  or  secondary distribution  or a purchase by a broker or dealer,  a supplement to this prospectus will be filed,  if  required,  pursuant to Rule 424(b)  under the  Securities  Act, disclosing (i) the name of each such selling  shareholder and of the  participating broker-dealer(s),  (ii) the  number  of shares  involved,  (iii) the price at which such  shares were sold,  (iv) the  commissions  paid or  discounts  or  concessions
allowed   to   such   broker-dealer(s),    where   applicable,    (v)   that   such
broker-dealer(s)  did not conduct any  investigation  to verify the information set out or  incorporated  by  reference  in  this  prospectus,  and  (vi)  other  facts material to the transaction.

   In order to comply with the securities  laws of certain  states,  if applicable, the  shares  will  be  sold  in  such  jurisdictions,  if  required,  only  through registered  or licensed  brokers or dealers.  In  addition,  in certain  states the shares may not be sold  unless the Shares have been  registered  or  qualified  for sale  in  such  state  or  an  exemption  from  registration  or  qualification  is available and complied with.

   The Company has advised  the  selling  shareholders  that the  anti-manipulative provisions of  Regulation M  promulgated  under the Exchange Act may apply to their sales of the shares offered hereby.

                     INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Article 109 of the Colorado  Business  Corporation Act generally  provides that
Medix  may  indemnify  its  directors,   officers,  employees  and  agents  against
liabilities  in  any  action,   suit  or  proceeding   whether   civil,   criminal,
administrative  or investigative  and whether formal or informal (a  "Proceeding"), by reason of being or having  been a  director,  officer,  employee,  fiduciary  or agent of Medix,  if such person acted in good faith and  reasonably  believed  that his conduct,  in his  official  capacity,  was in the best  interests of Medix (or, with  respect  to  employee  benefit  plans,  was  in  the  best  interests  of the participants  of the plan),  and in all other  cases that his  conduct was at least not opposed to Medix's best interests.  In the case of a criminal  proceeding,  the director,  officer,  employee or agent must have had no reasonable cause to believe that his  conduct was  unlawful.  Under  Colorado  Law,  Medix may not  indemnify a director,  officer,  employee or agent in connection with a proceeding by or in the right of Medix if the director is adjudged  liable to Medix,  or in a proceeding in which the directors,  officer  employee or agent is adjudged liable for an improper personal benefit.

    Our Articles of  Incorporation  provide that we shall  indemnify its directors, and  officers,  employees  and agents to the extent and in the manner  permitted by the  provisions  of the laws of the  State of  Colorado,  as  amended  from time to time, subject to any permissible  expansion or limitation of such  indemnification, as may be set forth in any shareholders' or directors' resolution or by contract.

    Insofar as  indemnification  for liabilities  under the Securities Act of 1933, as amended (the  "Securities  Act"),  may be permitted  to  directors,  officers or persons  controlling  Medix  pursuant to the foregoing  provisions,  Medix has been informed that in the opinion of the  Commission,  such  indemnification  is against public policy as expressed in the Securities Act and is therefore unenforceable.

                               AVAILABLE INFORMATION

    We are a reporting company and file our annual,  quarterly and current reports, proxy material and other  information with the SEC.  Reports,  proxy statements and other  information  concerning Medix filed with the Commission may be inspected and copied at the Public  Reference  Room  maintained by the  Commission at its office,
450 Fifth Street,  N.W.,  Washington,  D.C.  20549.  Copies of such material can be obtained  from the Public  Reference  Room of the  Commission  at 450 Fifth Street,
N.W.,  Washington,   D.C.  20549,  at  prescribed  rates.  The  public  may  obtain information  about the Public  reference  room in  Washington,  D.C. by calling the
SEC at  1-800-SEC-0330.  Our SEC filings are also  available  at the SEC's  Website at "http:\\www.sec.gov".

    We have filed a registration  statement  under the Securities Act, with respect to the securities  offered  pursuant to this  Prospectus.  This Prospectus does not contain all of the information  set forth in the  registration  statement,  certain parts of which are  omitted in  accordance  with the rules and  regulations  of the
Commission.  For  further  information,  reference  is  made  to  the  registration statement  and the  exhibits  filed as a part  thereof,  which  may be found at the locations and Website referred to above.

                 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows us to  "incorporate by reference"  information  that we file with them,  which means that we can disclose  important  information to you by referring you to the  documents  filed  with  the SEC that  contains  that  information.  The information  incorporated  by reference is an  important  part of this  Prospectus, and it is  important  that you review it before  making your  investment  decision.
We hereby incorporate by reference the documents listed below:

      (a)   a copy of our Annual Report on Form 10-K for  the  fiscal  year  ended
            December 31, 2001, filed with the SEC on April 1, 2002;

      (b)   copies of the our Forms 8-K, filed with the SEC on January 18, March 4 and March 25, 2002.

    We are  delivering  with this  Prospectus  a copy of the Form 10-K  referred to above.  Any  statement  contained  in a  document  incorporated  or  deemed  to  be incorporated by reference in this  Prospectus,  or made herein,  shall be deemed to be modified or  superseded  for  purposes of this  Prospectus  to the extent that a statement  contained  herein or in any subsequently  filed document,  which also is or is deemed to be  incorporated by reference  herein,  modifies or supersedes such statement.  Any  statement so modified or  superseded  shall not be deemed,  except as so modified or superseded, to constitute a part of this Prospectus.

   All other documents filed by the Company  pursuant to Sections 13(a),  13(c), 14 and 15(d) of the  Securities  Exchange Act of 1934,  as amended,  subsequent to the date of this  Prospectus and prior to the  termination of the Offering  pursuant to this  Prospectus  shall be deemed to be  incorporated by reference and to be a part of this Prospectus from the date of filing of such documents.

   We will provide without charge to each person,  including any beneficial  owner, to whom a copy of this  Prospectus  is delivered,  upon oral or written  request of any such  person,  a copy of any or all of the  documents  incorporated  herein  by reference,  other than the exhibits to such  documents  (unless  such  exhibits are specifically  incorporated by reference into the  information  that this Prospectus incorporates).  Requests  should be  directed  to  Investor  Relations  Department,
Medix Resources,  Inc., 7100 E. Belleview  Avenue,  Suite 301,  Greenwood  Village,
Colorado 80111, telephone (303) 741-2045.

                                   LEGAL MATTERS

   The  validity  of the  shares  offered  hereby  is being  passed  upon for us by
Lyle B.  Stewart,  P.C. Lyle B. Stewart,  P.C. has been granted options to purchase
25,000  shares of Medix common stock at an exercise  price of $0.26 per share,  and
Mr.  Stewart,  individually,  has been  granted  options to  purchase  100,000  and
75,000  shares  of Medix  common  stock at  exercise  prices of $3.38 and $0.92 per share, respectively.

                                      EXPERTS

    The  consolidated  financial  statements of Medix as of December 31, 2001,  and for each of the three years in the period  ended  December 31,  2001  appearing  in our 2001  Form 10-K  have been audited by Ehrhardt  Keefe  Steiner & Hottman  P.C., independent  auditors,  as stated in their report appearing therein,  and have been incorporated  herein by  reference  in reliance  upon the report of such firm given upon their authority as experts in accounting and auditing.

                                      PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

    Item 14.  Other Expenses of Issuance and Distribution.

    The  following  is a list  of the  estimated  expenses  to be  incurred  by the
Registrant in  connection  with the issuance and  distribution  of the Shares being registered hereby.

         SEC Registration Fee.................................$2,491
         Blue Sky Filing Fees and Expenses.....................1,000*
         Accountants' Fees and Expenses........................2,000*
         Legal Fees and Expenses..............................45,000*
         Miscellaneous.............................................0*
         TOTAL...............................................$50,491*

___________________
    *  Estimated, subject to change.

            The Company  will bear all of the above  expenses  of the  registration of the Shares.

      Item 15.  Indemnification of Directors and Officers.

            See "INDEMNIFICATION OF OFFICERS AND DIRECTORS" in the Prospectus.

      Item 16.  Exhibits.

Exhibit
Number            Description

5.1                             Opinion of Lyle B. Stewart, Esq*

10.1                          Equity  Line of  Credit  Agreement,  dated  June  12,
                  2001,  between the Company,  Cornell Capital Partners,  L.P., and
                  Dutchess Private Equities L.P.*

10.2              Registration  Rights Agreement,  dated June 12, 2001, between the
                  Company,  Cornell Capital  Partners,  L.P., and Dutchess  Private
                  Equities L.P.*

10.3                                Escrow Agreement, dated June 12, 2001,
                  between the Company, Cornell Capital Partners, L.P., and
                  Dutchess Private Equities L.P., Butler Gonzalez LLP, and First
                  Union National Bank*

10.4              Consulting Services  Agreement,  dated June 12, 2001, between the
                  Company and Yorkville Advisors Management, LLC*

23.1              Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2              Consent of Lyle B. Stewart, Esq. (included in Exhibit 5.1)*

24.               Power of Attorney (included on signature page)
____________
* Previously Filed

      Item 17.  Undertakings.

      A.    The undersigned Registrant hereby undertakes:

            (1)   To file,  during  any  period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:
                  (i)   To include any prospectus  required by  Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                  (ii)  To reflect in the  prospectus  any facts or events  arising after the effective  date of the  Registration  Statement (or the most recent post-effective  amendment  thereof) which,  individually or in the aggregate,
      represent  a  fundamental   change  in  the  information  set  forth  in  the
      Registration  Statement.  Notwithstanding  the  foregoing,  any  increase  or decrease  in volume of  securities  offered  (if the  total  dollar  value of securities  offered  would not  exceed  that  which was  registered)  and any deviation  from the low or high and of the estimated  maximum  offering range may be  reflected  in the  form  of  prospectus  filed  with  the  Commission pursuant  to Rule  424(b)  if, in the  aggregate,  the  changes in volume and price  represent  no more than 20  percent  change in the  maximum  aggregate offering price set forth in the  "Calculation of  Registration  Fee" table in the effective registration statement.

                  (iii)       To include any material  information  with respect to
      the  plan  of  distribution  not  previously  disclosed  in the  Registration
      Statement  or any material  change to such  information  in the  Registration
      Statement;

            provided,  however,  that  paragraphs  (A)(1)(i) and  (A)(1)(ii) do not apply if the Registration  Statement is on Form S-3, Form S-8 or Form F-3,  and the
information  required  to  be  included  in a  post-effective  amendment  by  those paragraphs  is  contained  in  periodic  reports  filed  with or  furnished  to the
Securities and Exchange  Commission (the  "Commission") by the Registrant  pursuant to Section 13 or Section 15(d) of the  Securities  Exchange Act of 1934, as amended
(the  "Exchange  Act"),  that are  incorporated  by reference  in the  Registration
Statement.

            (2)  That, for the purpose of determining any liability  under the Act, each  such  post-effective  amendment  shall  be  deemed  to be a new  registration statement  relating to the  securities  offered  therein,  and the offering of such securities  at that  time  shall be  deemed to be the  initial  bona fide  offering thereof.

            (3)  To remove from registration by means of a post-effective amendment any of the securities being registered  which remain unsold at the  termination  of the offering.

        B.    Insofar as indemnification  for liabilities arising under the Act may be permitted to directors, officers  and  controlling  persons  of  the  Registrant pursuant  to the  foregoing  provisions,  or  otherwise,  the  Registrant  has been advised  that in the  opinion of the  Commission  such  indemnification  is against public  policy as expressed  in the Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such  liabilities  (other than the payment by the  Registrant of expenses  incurred or paid by a director,  officer or controlling person of the Registrant in the successful defense of any  action, suit or  proceeding)  is  asserted  by such  director,  officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate  jurisdiction  the question whether such  indemnification by it is against public policy as expressed in  the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

            Pursuant  to the  requirements  of the  Securities  Act  of  1933,  the registrant  certifies that it has  reasonable  grounds to believe that it meets all of the  requirements  for filing on Form S-2 and has duly caused this  Registration
Statement  to  be  signed  on  its  behalf  by  the  undersigned,   thereunto  duly
authorized, in New York, New York on March 28, 2002.

                                    MEDIX RESOURCES, INC.

                                    By /s/Johm R. Prufeta
                                       John R. Prufeta,
                                       President and CEO

            Pursuant  to the  requirements  of the  Securities  Act of  1933,  this
Registration  Statement  has been  signed  below by the  following  persons  in the capacities and on the dates indicated.

Each person whose  signature  appears  below in so signing also makes,  constitutes and appoints John R. Prufeta and Gary L. Smith,  and each of them,  his or her true and lawful  attorney-in-fact,  with full power of substitution,  for him in any and all  capacities,  to execute and cause to be filed with the Securities and Exchange
Commission  any  and  all  amendments   and   post-effective   amendments  to  this
Registration  Statement,  with exhibits  thereto and other  documents in connection therewith,  and hereby ratifies and confirms all that said  attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

       Signature                          Title                   Date
-------------------------------------------------------------------------------

/s/John R. Prufeta         President, Chief Executive            March 28, 2002
   John R. Prufeta         Officer and Director
                           (Principal Executive
                            Officer)

                           Executive Vice President
/s/Gary L. Smith           and Chief Financial                   March 28, 2002
   Gary L. Smith           Officer (Principal
                           Financial and Accounting
                           Officer)

/s/David B. Skinner        Director                              March 28,2002
   David B. Skinner

/s/John T. Lane            Director                              March 28, 2002
   John T. Lane

/s/Samuel H. Havens        Director                              March 28, 2002
   Samuel H. Havens

/s/Joan E. Herman          Director                              March 28, 2002
   Joan E. Herman

/s/Patrick W. Jeffries     Director                              March 28, 2002
   Patrick W. Jeffries

/s/Guy L. Scalzi           Director                              March 28, 2002
   Guy L. Scalzi

                                   EXHIBIT INDEX

Exhibit
Number                  Description

5.1               Opinion of Lyle B. Stewart, Esq.*

10.1                          Equity  Line of  Credit  Agreement,  dated  June  12,
                  2001,  between the Company,  Cornell Capital Partners,  L.P., and
                  Dutchess Private Equities L.P.*

10.2              Registration  Rights Agreement,  dated June 12, 2001, between the
                  Company,  Cornell Capital  Partners,  L.P., and Dutchess  Private
                  Equities L.P.*

10.3              Escrow  Agreement,  dated June 12,  2001,  between  the  Company,
                  Cornell Capital  Partners,  L.P., and Dutchess  Private  Equities
                  L.P., Butler Gonzalez LLP, and First Union National Bank*

10.4              Consulting Services  Agreement,  dated June 12, 2001, between the
                  Company and Yorkville Advisors Management, LLC*

23.1                            Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2                            Consent of Lyle B. Stewart, Esq.
                  (included in Exhibit 5.1)*

24.1              Power of Attorney (included on signature page)
___________
*Previously Filed